EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of December 8, 2011 by and among Pacific Ethanol, Inc., a Delaware corporation with headquarters located at 400 Capitol Mall, Suite 2060, Sacramento, CA 95814 (the “Company”), and the investors listed on the Schedule of Investors attached hereto as Exhibit A (individually, an “Investor” and collectively, the “Investors”).

RECITALS

A.   The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.   Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), set forth opposite such Investor’s name in column two on the Schedule of Investors in Exhibit A (which aggregate amount for all Investors together shall be 7,625,000 shares of Common Stock and shall collectively be referred to herein as the “Common Shares”) and (ii) warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”) to acquire up to that number of additional shares of Common Stock set forth opposite such Investor’s name in column three on the Schedule of Investors (the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants, collectively, the “Warrant Shares”).

C.   At the Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, in form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

D.  The Common Shares, the Warrants and the Warrant Shares issued pursuant to this Agreement are collectively are referred to herein as the “Securities”.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“1933 Act” has the meaning set forth in the Recitals.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the 1933 Act.

“Agent” has the meaning set forth in Section 3.1(l).

“Agreement” has the meaning set forth in the Preamble.

“Available Undersubscription Amount” has the meaning set forth in Section 4.9(b).

“Basic Amount” has the meaning set forth in Section 4.9(a).

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Buy-In Price” has the meaning set forth in Section 4.1(d).

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means 10:00 a.m., New York City Time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 5.2 and 5.2 are satisfied or waived (or such later date and time as is mutually agreed to by the Company and each Investor).

“Closing Price” means, for any date, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange or quotation system on which the Common Stock is then listed or quoted.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Rutan & Tucker, LLP, counsel to the Company.

“Common Shares” has the meaning set forth in the Recitals.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Common Stock Equivalents” means, collectively, Options and Convertible Securities.

“Contingent Obligation” has the meaning set forth in Section 3.1(aa).

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“DTC” has the meaning set forth in Section 4.1(c).

“8-K Filing” has the meaning set forth in Section 4.6.

“Eligible Market” means any of The New York Stock Exchange, The NYSE Amex LLC, The NASDAQ Capital Market or The NASDAQ Global Select Market.

“Environmental Laws” has the meaning set forth in Section 3.1(dd).

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Events” has the meaning set forth in Section 6.1(d)(ii).

“Excluded Investors” means the Agent and its Affiliates.

“Excluded Securities” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company, or consultants to the Company, in their capacity as such pursuant to any stock or option plan or employment agreement duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of the securities issued hereunder or pursuant to the Warrants and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“GAAP” has the meaning set forth in Section 3.1(g).

“Hazardous Materials” has the meaning set forth in Section 3.1(dd).

“Indebtedness” has the meaning set forth in Section 3.1(aa).

“Insolvent” has the meaning set forth in Section 3.1(h).

“Intellectual Property Rights” has the meaning set forth in Section 3.1(t).

“Investor” has the meaning set forth in the Preamble.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation and reasonable attorneys’ fees.

“Lyles Registration Rights Agreement” means that certain Registration Rights Agreement dated as of March 27, 2008 by and among the Company and Lyles United, LLC.

“Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (ii) materially and adversely impair the Company’s ability to perform its obligations under any of the Transaction Documents, provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Common Stock or (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole.

“Material Permits” has the meaning set forth in Section 3.1(v).

“Notice of Acceptance” has the meaning set forth in Section 4.9(b).

“Offer” has the meaning set forth in Section 4.9(a).

“Offered Securities” has the meaning set forth in Section 4.9(a).

“Offer Notice” has the meaning set forth in Section 4.9(a).

“Offer Period” has the meaning set forth in Section 4.9(b).

“Options” means any outstanding rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

“Pre-Notice” has the meaning set forth in Section 4.9(a).

“Press Release” has the meaning set forth in Section 4.6.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, or a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Refused Securities” has the meaning set forth in Section 4.9(c).

“Registrable Securities” has the meaning ascribed to it in the Registration Rights Agreement.

“Regulation D” has the meaning set forth in the Recitals.

“Required Delivery Date” has the meaning set forth in Section 4.1(a).

“Rule 144” and “Rule 424” means Rule 144 and Rule 424, respectively, promulgated by the SEC pursuant to the 1933 Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Securities” has the meaning set forth in the Recitals.

“Shares” means shares of the Company’s Common Stock.

“Short Sales” has the meaning set forth in Section 3.2(h).

“Subsequent Placement” has the meaning set forth in Section 4.8.

“Subsequent Placement Agreement” has the meaning set forth in Section 4.9(c).

“Subsequent Placement Documents” has the meaning set forth in Section 4.9(g).

“Subsidiary” means any direct or indirect wholly-owned subsidiary of the Company.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on The NASDAQ Capital Market (or any successor thereto), or (c) if trading ceases to occur on The NASDAQ Capital Market (or any successor thereto), any Business Day.

“Trading Market” means The NASDAQ Capital Market or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Warrants, the Registration Rights Agreement and the Transfer Agent Instructions.

“Transfer Agent” means American Stock Transfer & Co, LLC, or any successor transfer agent for the Company.

“Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit E, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Undersubscription Amount” has the meaning set forth in Section 4.9(a).

“Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

“Warrants” has the meaning set forth in the Recitals.

“Warrant Shares” has the meaning set forth in the Recitals.

ARTICLE II
PURCHASE AND SALE

2.1 Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, such number of Common Shares and Warrants for the price set forth opposite such Investor’s name on Exhibit A hereto under the headings “Common Shares” and “Warrants”.  The date and time of the Closing and shall be 10:00 a.m., New York City Time, on the Closing Date.  The Closing shall take place at the offices of the Company’s Counsel.

2.2 Closing Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

(i) one or more stock certificates (or copies thereof provided by the Transfer Agent), free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b)), evidencing such number of Common Shares set forth opposite such Investor’s name on Exhibit A hereto under the heading “Common Shares,” registered in the name of such Investor;

(ii) a Warrant, issued in the name of such Investor, pursuant to which such Investor shall have the right to acquire such number of Warrant Shares set forth opposite such Investor’s name on Exhibit A hereto under the heading “Warrant Shares”;

(iii) a legal opinion of Company Counsel dated the Closing Date, in the form of Exhibit D, executed by such counsel and delivered to the Investors and the Agent;

(iv) a duly executed Transfer Agent Instructions acknowledged by the Company’s transfer agent;

(v) the Company shall have delivered to each Investor a certificate executed by the Secretary of the Company and dated as of the Closing Date, certifying as to (i)  the resolutions adopted by the Company’s board of directors approving this Agreement, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Closing;

(vi) Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Company shall have delivered to each Investor a certificate executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect;

(vii) a duly executed Registration Rights Agreement; and

(viii) approval by each applicable Trading Market of an additional shares listing application covering all of the Registrable Securities.

(b) At the Closing, each Investor shall deliver or cause to be delivered to the Company the following:

(i) a duly executed Securities Purchase Agreement;

(ii) a duly executed Registration Rights Agreement; and

(iii) the purchase price set forth opposite such Investor’s name on Exhibit A hereto under the heading “Purchase Price” in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors and the Agent as follows (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary of the Company):

(a) Subsidiaries.  The Company has no Subsidiaries other than those listed in Schedule 3.1(a) hereto.  Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement.  The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders.  Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(d) No Conflicts.  The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

(e) The Securities. The Securities (including the Warrant Shares) are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (other than those imposed by the Investors).  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants.  The offer, issuance and sale of the Shares, the Warrants and the Warrant Shares to the Investors pursuant to the Agreement, and in the case of the Warrant Shares, pursuant to the Warrants, are exempt from the registration requirements of the 1933 Act.

(f) Capitalization.  The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(f) hereto.  All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws.  Except as disclosed in Schedule 3.1(f) hereto, the Company did not have outstanding at December 8, 2011 any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  Except as set forth on Schedule 3.1(f) hereto, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.  To the knowledge of the Company, except as disclosed in the SEC Reports and any Schedules filed with the SEC pursuant to Rule 13d-1 of the 1933 Act by reporting persons or in Schedule 3.1(f) hereto, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the 1933 Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.

(g) SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the 1933 Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the 1933 Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof.  Such reports required to be filed by the Company under the 1933 Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the 1933 Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials.”  Except as set forth on Schedule 3.1(g), there are no unresolved comment letters from the Staff of the SEC (the “Comment Letter”).  The matters addressed in the Comment Letter, if resolved adversely to the Company, would not result in any Material Adverse Effect.  The existence of, and the matters addressed in, the Comment Letter as disclosed to the Investors, does not constitute material nonpublic information with respect to the Company.  As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the 1933 Act and the 1933 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.  All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(h) Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the changed its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below).  For purposes of this Section 3.1(h), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3.1(aa)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(i) Absence of Litigation.  There is no action, suit, claim, or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

(j) Compliance.  Neither the Company nor any Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority.

(k) Title to Assets.  The Company and the Subsidiaries have good and marketable title to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

(l) No General Solicitation; Placement Agent’s Fees.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement.  The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement.  The Company acknowledges that is has engaged Lazard Capital Markets LLC as its lead placement agent (the “Agent”) in connection with the sale of the Securities.  Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(m) Private Placement.  Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the 1933 Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market.  The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company is not required to be registered as, a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

(n) [Intentionally Omitted.]

(o) Listing and Maintenance Requirements.  Except as disclosed in Schedule 3.1(o), the Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  The Company is in compliance with all such listing and maintenance requirements.

(p) Registration Rights.  Except as described in Schedule 3.1(p), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

(q) Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(r) Disclosure.  The Company confirms that neither it nor any officers, directors or Affiliates, has provided any of the Investors (other than Excluded Investors) or their agents or counsel with any information that constitutes or might constitute material, nonpublic information (other than this Agreement and the Schedules to this Agreement).  The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting purchases and sales of securities of the Company (other than Excluded Investors).  All disclosure provided by the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  To the Company’s knowledge, except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that no Investor (other than Excluded Investors) makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

(s) Acknowledgment Regarding Investors’ Purchase of Securities.  Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Investors (other than Excluded Investors) is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that no Investor (other than Excluded Investors) is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor (other than Excluded Investors) or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investors’ purchase of the Securities.  The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(t) Patents and Trademarks.  The Company and its Subsidiaries own, or possess adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses now conducted.  None of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement.  The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others.  Except as disclosed in the SEC Reports, there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights.

(u) Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged.

(v) Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports (“Material Permits”), except where the failure to possess such permits does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(w) Transactions With Affiliates and Employees.  Except as set forth or incorporated by reference in the Company’s SEC Reports, none of the officers, directors or employees of the Company is presently a party to any transaction that would be required to be reported on Form 10-K with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Company’s knowledge , any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(x) Internal Accounting Controls.  Except as set forth in the Company’s SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y) Sarbanes-Oxley Act. Except as set forth in the Company’s SEC Reports, the Company is in compliance in all material respects with applicable  requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(z) Foreign Corrupt Practices.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(aa) Indebtedness.  Except as disclosed in the SEC Reports and in Schedule 3.1(aa), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  Schedule 3.1(aa) provides a description of the terms of any such outstanding Indebtedness.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(bb) Employee Relations.  Neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company believes that its relations with its employees are as disclosed in the SEC Reports.  Except as disclosed in the SEC Reports, during the period covered by the SEC Reports, no executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary.  To the knowledge of the Company or any such Subsidiary, no executive officer of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiary to any liability with respect to any of the foregoing matters.

(cc) Labor Matters.  The Company and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(dd) Environmental Laws.  The Company and its Subsidiaries (i) are in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ee) Subsidiary Rights.  Except as set forth in Schedule 3.1(ee), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(ff) Tax Status.  The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

3.2 Representations and Warranties of the Investors.  Each Investor hereby, as to itself only and for no other Investor, represents and warrants to the Company as follows:

(a) Organization; Authority.  Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The purchase by such Investor of the Securities hereunder has been duly authorized by all necessary action on the part of such Investor.  This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(b) No Public Sale or Distribution.  Such Investor is (i) acquiring the Common Shares and the Warrants and (ii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the 1933 Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(c) Investor Status.  At the time such Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the 1933 Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the 1933 Act.

(d) Experience of Such Investor.  Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(e) Access to Information.  Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (other than material non-public information) about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.  Such Investor acknowledges receipt of copies of the SEC Reports.

(f) No Governmental Review.  Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) No Conflicts.  The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

(h) Illegal Transactions.  No Investor, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with any Investor, has engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving any of the Company’s securities) since the time that such Investor was first contacted by the Company, the Agent or any other Person regarding this investment in the Company.  Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with such Investor will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed.  “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1933 Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

(i)  Restricted Securities.  The Investors understand that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

(j)  Legends.  It is understood that, except as provided in Section 4.1(b) of this Agreement, certificates evidencing the Securities may bear the legend set forth in Section 4.1(b).

(k)  No Legal, Tax or Investment Advice.  Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice.  Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.  Such Investor understands that the Agent has acted solely as the agent of the Company in this placement of the Securities, and that the Agent makes no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Investor may have received in connection therewith.  Such Investor acknowledges that he has not relied on any information or advice furnished by or on behalf of the Agent.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Investors covenant that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act, and in compliance with any applicable state securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the 1933 Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the 1933 Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.

(b) The Investors agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing any of the Securities:

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c) Certificates evidencing Securities shall not be required to contain the legend set forth in Section 4.1(b) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities (including the Securities underlying such Securities) are eligible to be sold, assigned or transferred without restriction (including, without limitation, volume limitations) pursuant to Rule 144 (taking account of any Staff position with respect to “affiliate” status) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (provided that an Investor provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Investor provides the Company with an opinion of counsel to such Investor, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall, at its own expense, no later than three (3) Trading Days following the delivery by an Investor to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Investor as may be required above in this Section 4.1(c), as directed by such Investor, either: (A) provided that the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and such Securities are Warrant Shares, credit the aggregate number of shares of Common Stock to which such Investor shall be entitled to such Investor’s or its designee’s balance account with DTC through its Deposit Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to such Investor, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Investor or its designee (the date by which such credit is so required to be made to the balance account of such Investor’s or such Investor’s nominee with DTC or such certificate is required to be delivered to such Investor pursuant to the foregoing is referred to herein as the “Required Delivery Date”).

(d) If the Company fails to so properly deliver such unlegended certificates or so properly credit the balance account of such Investor’s or such Investor’s nominee with DTC by the Required Delivery Date, and if on or after the Required Delivery Date such Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Investor of shares of Common Stock that such Investor anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to such Investor, the Company shall, within three (3) Trading Days after such Investor’s request and in such Investor’s sole discretion, either (i) pay cash to such Investor in an amount equal to such Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit such Investor’s balance account shall terminate, or (ii) promptly honor its obligation to deliver to such Investor a certificate or certificates or credit such Investor’s DTC account representing such number of shares of Common Stock that would have been issued if the Company timely complied with its obligations hereunder and pay cash to such Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Shares or Warrant Shares (as the case may be) that the Company was required to deliver to such Investor by the Required Delivery Date times (B) the Closing Price of the Common Stock on the Required Delivery Date.

(e) The Company will not object to and shall permit (except as prohibited by law) an Investor to pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities, and if required under the terms of such agreement, loan or arrangement, the Company will not object to and shall permit (except as prohibited by law) such Investor to transfer pledged or secured Securities to the pledges or secured parties.  Except as required by law, such a pledge or transfer would not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, and no notice shall be required of such pledge.  Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party.  At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the 1933 Act or other applicable provision of the 1933 Act to appropriately amend the list of Selling Stockholders thereunder. Provided that the Company is in compliance with the terms of this Section 4.1(e), the Company’s indemnification obligations pursuant to Section 6.4 shall not extend to any Proceeding or Losses arising out of or related to this Section 4.1(e).

4.2 Reporting Status.  Until the date on which the Investors shall have sold all of the Registrable Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1933 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1933 Act even if the 1933 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.  From the time Form S-3 is available to the Company for the registration of the Shares and the Warrant Shares, the Company shall take all actions necessary to maintain its eligibility to register the Shares and the Warrant Shares for resale by the Investors on Form S-3.

4.3 Integration.  The Company shall not, and shall use its commercially reasonably efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.  The Company further covenants that it shall not issue or register any additional shares of Common Stock until after effectiveness of the Registration Statement other than issuances and/or registrations in connection with (i) the exercise of outstanding options and/or warrants, (ii) stock based compensation plans on Form S-8, or (iii) acquisitions on Form S-4.

4.4 Acknowledgement Regarding Investors’ Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Investors with applicable law, it is understood and acknowledged by the Company (i) that none of the Investors have been asked to agree, nor has any Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Investor, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Investor, and counter parties in “derivative” transactions to which any such Investor is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iv) that each Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (a) one or more Investors may engage in hedging activities at various times during the period that the Securities are outstanding, (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted and (c) nothing contained herein shall preclude any Investor from having taken or from taking any action in respect of the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions.

4.5 Reservation of Securities.  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations to issue such Shares under the Transaction Documents.  In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Shares under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

4.6 Securities Laws Disclosure; Publicity.  The Company shall, on or before 8:30 a.m., New York time, on the first (1st) Business Day after the execution of this Agreement by all parties hereto, issue a press release (the “Press Release”) reasonably acceptable to the Investors disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 8:30 a.m., New York time, on the first (1st) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1933 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of the Warrants and the form of the Registration Rights Agreement) (including all attachments, the “8-K Filing”).  From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Investors by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Investor with any material, non-public information regarding the Company or any of its Subsidiaries from and after the issuance of the Press Release without the express prior written consent of such Investor.  In the event of a breach of any of the foregoing covenants or any of the covenants or agreements contained in the Transaction Documents by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Investor), in addition to any other remedy provided herein or in the Transaction Documents, such Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  No Investor shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Investor, the Company shall not (and shall cause each of its Subsidiaries and Affiliates to not) disclose the name of such Investor in any filing, announcement, release or otherwise.

4.7 Use of Proceeds.  The Company intends to use the net proceeds from the sale of the Securities for working capital and general corporate purposes.  The Company also may use a portion of the net proceeds, currently intended for general corporate purposes, to acquire or invest in technologies, products or services that complement its business.  Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company’s customary investment policies.

4.8 Additional Issuance of Securities.  During the period commencing on the date hereof and ending on the date that is thirty (30) days after date on which the initial registration statement filed pursuant to the Registration Rights Agreement has been declared effective by the SEC, the Company will not directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement is referred to as a “Subsequent Placement”). Notwithstanding the foregoing, this Section 4.8 shall not apply in respect of any Excluded Securities.

4.9 Participation Right.  From April 7, 2012 until October 7, 2013, the Company shall not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4.9. The Company acknowledges and agrees that the right set forth in this Section 4.9 is a right granted by the Company, separately, to each Investor.

(a) At least five (5) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Investor a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: either (x) (A) a statement that the Company proposes or intends to effect a Subsequent Placement, (B) a statement informing such Investor that it is entitled to receive an Offer Notice with respect to such Subsequent Placement upon its written request and (C) a statement that the statement in clause (A) above does not constitute material, non-public information or (y) a statement by the Company or an agent to the Company asking if such Investor is willing to receive material, non-public information with respect to the Company.  Upon the written request of a Investor within three (3) Trading Days after the Company’s delivery to such Investor of such Pre-Notice, and only upon a written request by such Investor, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Investor an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Investor in accordance with the terms of the Offer such Investor’s pro rata portion of 50% of the Offered Securities (a) based on such Investor’s pro rata portion of the aggregate original principal amount of the Common Shares purchased hereunder by all Investors (the “Basic Amount”), and (b) with respect to each Investor that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Investors as such Investor shall indicate it will purchase or acquire should the other Investors subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(b) To accept an Offer, in whole or in part, such Investor must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Investor’s Basic Amount that such Investor elects to purchase and, if such Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Investor elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Investors are less than the total of all of the Basic Amounts, then such Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), such Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Investor bears to the total Basic Amounts of all Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Investor a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Investor’s receipt of such new Offer Notice.

(c) The Company shall have five (5) days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Investor (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(d) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.9(c) above), then such Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Investor elected to purchase pursuant to Section 4.9(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Investors pursuant to this Section 4.9 prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Investors in accordance with Section 4.9(a) above.

(e) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Investor shall acquire from the Company, and the Company shall issue to such Investor, the number or amount of Offered Securities specified in its Notice of Acceptance. The purchase by such Investor of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Investor of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Investor and its counsel.

(f) Any Offered Securities not acquired by a Investor or other Persons in accordance with this Section 4.9 may not be issued, sold or exchanged until they are again offered to such Investor under the procedures specified in this Agreement.

(g) The Company and each Investor agree that if any Investor elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Investor shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(h) Notwithstanding anything to the contrary in this Section 4.9 and unless otherwise agreed to by such Investor, the Company shall either confirm in writing to such Investor that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Investor will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Investor, such transaction shall be deemed to have been abandoned and such Investor shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Investor with another Offer Notice and such Investor will again have the right of participation set forth in this Section 4.9.  The Company shall not be permitted to deliver more than one such Offer Notice to such Investor in any sixty (60) day period.

(i) The restrictions contained in this Section 4.9 shall not apply in connection with the issuance of any Excluded Securities.  The Company shall not circumvent the provisions of this Section 4.9 by providing terms or conditions to one Investor that are not provided to all.

4.10 Additional Registration Statements.  Subject to the filing of a registration statement pursuant to the Company’s obligations under the Lyles Registration Rights Agreement, during the period commencing on the date hereof and ending on the date that is thirty (30) days after the date on which the initial registration statement filed pursuant to the Registration Rights Agreement has been declared effective by the SEC, the Company shall not file a registration statement under the 1933 Act relating to securities that are not the Registrable Securities other than a registration statement on Form S-4 or Form S-8 (each as promulgated under the 1933 Act).

4.11 Variable Rate Transaction. During the period commencing on the date hereof and ending on the date that is thirty (30) days after date on which the initial registration statement filed pursuant to the Registration Rights Agreement has been declared effective by the SEC, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction. Each Investor shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

ARTICLE V
CONDITIONS

5.1 Conditions Precedent to the Obligations of the Investors.  The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date.

(b) Performance.  The Company and each other Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) Listing.  The Common Stock (i) shall be designated for quotation or listed on the Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Trading Market from trading on the Trading Market nor shall suspension by the SEC or the Trading Market have been threatened, as of the Closing Date, either (a) in writing by the SEC or the Trading Market or (b) by falling below the minimum listing maintenance requirements of the Trading Market.

(d) Consents and Approvals.  The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities (including, without limitation, the approval of the Trading Market),

(e) No Material Adverse Effect. Between the execution of this Agreement and the Closing, no event or series of events (other than stock price fluctuations) shall have occurred which reasonably would be expected to have or result in a Material Adverse Effect.

5.2 Conditions Precedent to the Obligations of the Company.  The obligation of the Company to sell the Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance.  The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the Closing; and

(c) Consents and Approvals.  The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities (including, without limitation, the approval of the Trading Market).

ARTICLE VI
MISCELLANEOUS

6.1 Termination.  This Agreement may be terminated by the Company or any Investor, by written notice to the other parties, if the Closing has not been consummated by the tenth (10th) Business Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

6.2 Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of their applicable Securities.

6.3 Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.4 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section  prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

6.5 Amendments; Waivers.  No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of 66.66% of the Registrable Securities (excluding any Registrable Securities held by the Company or any of its Subsidiaries), provided that any party may give a waiver in writing as to itself. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the Investors.

6.6 Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.7 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors.  Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

6.8 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

6.9 Governing Law; Venue; Waiver of Jury Trial.  THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

6.10 Survival.  The representations and warranties, agreements and covenants contained herein shall survive the Closing.

6.11 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

6.12 Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13 Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option owed to such Investor by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14 Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

6.15 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

6.16 Payment Set Aside.  To the extent that the Company makes a payment or payments to any Investor hereunder or any Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17 Adjustments in Share Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

6.18 Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under the Transaction Documents are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Investors are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with such Investor making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring such Investor’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Investor confirms that each Investor has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Investor, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Investor.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Investor, solely, and not between the Company, its Subsidiaries and the Investors collectively and not between and among the Investors.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PACIFIC ETHANOL, INC.

By: /s/ Neil M. Koehler
Neil M. Koehler, President and CEO

Address for Notice:

400 Capitol Mall, Suite 2060
Sacramento, CA  95814
Facsimile No.:  916-403-2785
Telephone No.: 916-403-2130
Attn:  Christopher W. Wright, Esq.

With a copy to:

Rutan & Tucker, LLP
611 Anton Blvd., 14th Floor
Costa Mesa, CA 92626
Facsimile: (714) 546-9035
Telephone: (714) 641-5100
Attn: Larry A. Cerutti, Esq.

Investor Signature Page

By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of December 8, 2011 (the “Purchase Agreement”) by and among Pacific Ethanol, Inc. and the Investors (as defined therein), as to the number of shares of Common Stock and Warrants set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:
___________________________________

By: ________________________________
Name: __________________________
Title: ___________________________

Address:

Telephone No.: _______________________
Facsimile No.: ________________________
Email Address: _______________________
Number of Shares:_____________________
Number of Warrants: ___________________
Aggregate Purchase Price: $ ______________

Exhibit B

Form of Warrant

[Filed as Exhibit 10.2]

B-1

Exhibit C

Form of Registration Rights Agreement

[Filed as Exhibit 10.3]

C-1

Exhibit D

Opinion of Company Counsel

Capitalized terms not defined herein shall have the meaning given them in the Agreement.

1.
The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

2.
The Company has all requisite power and authority to execute, deliver, and perform its obligations under the Agreement.  The execution and delivery of the Agreement by the Company and the performance of each of its obligations thereunder have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors or its stockholders is required.

3.
Neither the execution, delivery or performance of the Agreement by the Company nor the consummation of the transactions contemplated thereby will (i) conflict with or violate the Company’s Certificate of Incorporation or Bylaws, as each are currently in effect, (ii) conflict with or violate any law applicable to the Company, or by which any property or asset of any of the Company is bound or affected or (iii) result in a default under the terms of any agreement to which the Company is a party and which the Company has attached as an exhibit to its reports filed with the SEC under the 1933 Act.

4.
No approvals or authorizations by, or filings or qualifications with, any governmental authority or body are required in connection with the execution and delivery of the Agreement or any other agreements or documents executed and delivered pursuant thereto by the Company, except such as have been duly obtained or made.

5.
The shares of Common Stock issued by the Company under the Agreement (the “Shares”) and the shares of Common Stock to be issued upon exercise of the Warrants issued under the Agreement (the “Warrant Shares”) shall, when issued pursuant to the terms and conditions specified in the Agreement, and when paid for in accordance with their terms, be duly authorized, validly issued, fully paid and non-assessable shares.  The Warrants shall, when issued pursuant to the terms and conditions specified in the Agreement, be duly authorized, validly issued and non-assessable and the Warrant Shares have been duly reserved for issuance by the Company.

6.
The Agreement and the Warrant have been duly executed and delivered by the Company and each constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and other general principles of equity and subject to other standard exceptions and qualifications.

7.
To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto.

8.
Subject to the accuracy of the representations and warranties of the parties to this Agreement and each of the Investors in the Offering and assuming that there has been no general solicitation or advertising of the Shares or Warrants to be sold under the Agreement, the offer, issuance and sale of the Shares, the Warrants and the Warrant Shares to the Investors pursuant to the Agreement, and in the case of the Warrant Shares, pursuant to the Warrants,   are exempt from the registration requirements of the 1933 Act.

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Exhibit E

COMPANY TRANSFER AGENT INSTRUCTIONS

American Stock Transfer & Co., LLC
____________________________
____________________________

Attention:

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of December 8, 2011 (the “Agreement”), by and among Pacific Ethanol, Inc., a Delaware corporation (the “Company”), and the investors named on the Schedule of Investors attached thereto (collectively, the “Holders”), pursuant to which the Company is issuing to the Holders shares (the “Common Shares”) of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), and Warrants (the “Warrants”), which are exercisable into shares of Common Stock.

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time):

(i)  to issue shares of Common Stock upon transfer or resale of the Common Shares; and

(ii)  to issue shares of Common Stock upon the exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company’s legal counsel that either (i) a registration statement covering resales of the Common Shares and the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and that resales of the Common Shares and the Warrant Shares may be made thereunder, or (ii) sales of the Common Shares and the Warrant Shares may be made in conformity with Rule 144 under the 1933 Act (“Rule 144”), (b) if applicable, a copy of such registration statement, and (c) notice from legal counsel to the Company or any Holder that a transfer of Common Shares and/or Warrant Shares has been effected either pursuant to the registration statement (and a prospectus delivered to the transferee) or pursuant to Rule 144, then, unless otherwise required by law, within three (3) business days of your receipt of the notice referred to in (c), you shall issue the certificates representing the Common Shares and the Warrant Shares so sold to the transferees registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Common Shares and the Warrant Shares thereby and should not be subject to any stop-transfer restriction.

A form of written confirmation (to be used in connection with any sale) from the Company’s outside legal counsel that a registration statement covering resales of the Common Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit II.

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Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.  Should you have any questions concerning this matter, please contact me at (916) 403-2130.

Very truly yours,

PACIFIC ETHANOL, INC.

By: _____________________________
Name: _______________________
Title: ________________________

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO
this _____ day of December, 2011

AMERICAN STOCK TRANSFER & CO., INC.

By: ____________________________
Name: ______________________
Title: _______________________

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